Exhibit 99.1

Exela Announces Secondary Equity Offering on Behalf of Ex-Sigma 2 LLC

IRVING, TX, April 10, 2018 — Exela Technologies, Inc. (“Exela”) (NASDAQ: XELA), one of the largest global providers of digital platforms for Business Process Automation, today announced the commencement of an underwritten public offering of up to 7,000,000 shares of Exela common stock held by Ex-Sigma 2 LLC, a stockholder of Exela (the “Selling Stockholder”).  The Selling Stockholder has also granted the underwriters the option for a period of up to 30 days to purchase up to 1,050,000 shares of Exela common stock to cover over-allotments, if any. Exela will not sell any shares of common stock in, and will not receive any proceeds from, the offering.  There can be no assurance as to whether or when an offering may be completed, or as to the actual size or terms of the offering.

Morgan Stanley and RBC Capital Markets are serving as joint lead bookrunning managers in the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Exela previously filed a registration statement (including prospectus) (File No. 333-219494) with the U.S. Securities and Exchange Commission (“SEC”), which was declared effective on October 2, 2017. A preliminary prospectus supplement relating to the offering has been filed with the SEC on April 10, 2018.

The offering will be made only by means of a prospectus supplement and the accompanying prospectus. Before you invest, you should read the registration statement, prospectus and prospectus supplement Exela has made available with the SEC for information about Exela and the offering.  You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus and preliminary prospectus supplement may be obtained from the office of Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014 or RBC Capital Markets, LLC, Attention Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, or by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com.

About Exela

Embracing complexity. Delivering simplicity. Exela is a global business process automation leader combining industry-specific and industry-agnostic enterprise software and solutions with decades of experience. Our BPA suite of solutions are deployed across banking, healthcare, insurance and other industries to support mission-critical environments. Exela is a leader in workflow automation, attended and unattended cognitive automation, digital mailrooms, print communications, and payment processing with deployments across the globe.

Exela partners with customers to improve user experience and quality through operational efficiency. Exela serves over 3,500 customers across more than 50 countries, through a secure, cloud-enabled global delivery model. We are 22,000 employees strong at nearly 1,100 onsite customer facilities and more than 150 delivery centers located throughout the Americas, Europe and Asia. Our customer list includes 60% of the Fortune® 100, along with many of the world’s largest retail chains, banks, law firms, healthcare insurance payers and providers and telecom companies. Find out more at www.exelatech.com

Forward-Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, the estimated or anticipated future results and benefits of the July 2017 business combination of Exela Technologies, Inc., SourceHOV Holdings, Inc., and Novitex Holdings, Inc. (including its related transactions, the “Business Combination”), future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding Exela’s businesses, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Exela operates and general financial, economic, regulatory and political conditions affecting the industries in which Exela operates; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; failure to realize the anticipated benefits of the Business Combination, including as a result of a delay or difficulty in integrating the businesses of SourceHOV and Novitex or the inability to realize the expected amount and timing of cost savings and operating synergies of the Business Combination; and those factors discussed under the heading “Risk Factors” in Exela’s Annual Report on Form 10-K filed with the SEC. In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

Contact: Jim Mathias

E: ir@exelatech.com

W: http://investors.exelatech.com

972-821-5808